Exhibit 99.1

VIMEO REPORTS Q3 2021 FINANCIAL RESULTS

Q3 Revenue increases 33% to $100 million

NEW YORK— November 3, 2021—Vimeo, Inc. (NASDAQ: VMEO) (“Vimeo”) released its third quarter results today.

“Vimeo delivered its first $100 million revenue quarter as the need for video at work grows,” said Anjali Sud, Chief Executive Officer of Vimeo. “More than 6,000 enterprise customers can now use our all-in-one software solution to leverage the power of professional-quality video. This week’s launch of Vimeo Events is the latest expansion of our product suite, designed to help every marketer produce and promote stunning virtual events with ease. We are at the very beginning of how video will be adopted beyond traditional video conferencing, and we are leading this new frontier.”

VIMEO, INC. SUMMARY RESULTS

($ in millions except per share amounts)

	Q3 2021	Q3 2020
Revenue	$100.1	$75.1
Gross profit	74.9	52.3
Gross margin	75%	70%
Operating income (loss)	(11.5)	(7.5)
Net income (loss)	(11.7)	(9.8)
Diluted EPS	(0.07)	(0.06)
Adjusted EBITDA	0.8	2.7

See reconciliations of GAAP to non-GAAP measures beginning on page 6.

Q3 2021 HIGHLIGHTS

•Revenue increased 33% year on year driven by a 14% increase in subscribers and 15% growth in ARPU. Enterprise revenue grew more than 60% in the quarter, and Vimeo now has more than 6,000 paying Enterprise customers.

•Operating Loss: GAAP operating loss was $11.5 million, compared to GAAP operating loss of $7.5 million in the third quarter of fiscal 2020.

•Adjusted EBITDA: Adjusted EBITDA was $0.8 million, compared to $2.7 million in the third quarter of fiscal 2020.

•Cash Flow / Liquidity: Cash flow from operating activities was $9.4 million, compared to $8.9 million in the third quarter of fiscal 2020. Free cash flow was $9.4 million, compared to $8.6 million in the third quarter of fiscal 2020. We ended the quarter with $340.6 million in cash and cash equivalents.

RECENT BUSINESS HIGHLIGHTS

•Launched Vimeo Events, a new solution for marketers to easily deliver virtual events from beginning to end, without the need for a dedicated production team. Vimeo Events adds powerful webinar functionality, a DIY live production studio, and effective audience engagement tools to the rest of Vimeo’s video suite. The product includes an intuitive scene-builder, marketing technology integrations with Marketo, Mailchimp, Hubspot, and others, and a centralized hub to manage registrations, send automated email reminders, access viewer-level analytics, and edit post-event content. Vimeo Events is available in both self-serve and enterprise plans.

•Continued to scale Video Library, a secure content hub for employees to share and access knowledge across teams, with over 500 Enterprise customers onboarded since launch. Further expanded our video suite with additional editing functionality, team management capabilities, multiple language captioning, and customizable branding.

•Added and expanded Enterprise customers across diverse industries, including Bayer, Hearst Media, Michelin, Whirlpool, Moody’s, and Spotify.

•Launched new partnerships with Dolby, Apple and Figma, and new product integrations with LinkedIn and Patreon, and scaled our existing partnerships with TikTok, Shopify, and Facebook.

VIDEO CONFERENCE CALL

Vimeo will live stream a video conference to answer questions regarding its third quarter results on Thursday, November 4, 2021, at 8:30 a.m. Eastern Time. This live stream will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of Vimeo’s business. The live stream will be open to the public at https://www.vimeo.com/investors.

GAAP FINANCIAL STATEMENTS
VIMEO, INC. CONSOLIDATED STATEMENT OF OPERATIONS
($ in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$100,090	$75,130	$285,558	$199,432
Cost of revenue (exclusive of depreciation shown separately below)	25,189	22,869	75,916	64,126
Gross profit	74,901	52,261	209,642	135,306
Operating expenses:
Research and development expense	26,683	16,476	75,221	48,031
Sales and marketing expense	37,790	25,643	110,107	77,287
General and administrative expense	20,590	10,954	56,616	34,141
Depreciation	297	106	597	266
Amortization of intangibles	1,055	6,613	4,526	12,651
Total operating expenses	86,415	59,792	247,067	172,376
Operating loss	(11,514)	(7,531)	(37,425)	(37,070)
Interest expense	(124)	—	(310)	—
Interest expense–related party	—	(2,160)	(726)	(6,985)
Other (expense) income, net	(64)	89	10,165	(134)
Loss before income taxes	(11,702)	(9,602)	(28,296)	(44,189)
Income tax benefit (provision)	37	(205)	(448)	(654)
Net loss	$(11,665)	$(9,807)	$(28,744)	$(44,843)

Per share information:
Basic loss per share	$(0.07)	$(0.06)	$(0.18)	$(0.28)
Diluted loss per share	$(0.07)	$(0.06)	$(0.18)	$(0.28)
Weighted average shares outstanding used in the computation of net loss per share (a):
Basic	160,064	159,381	159,624	159,381
Diluted	160,064	159,381	159,624	159,381

Stock-based compensation expense by function:
Cost of revenue	$159	$26	$348	$51
Research and development expense	3,872	1,317	11,340	2,483
Sales and marketing expense	1,183	210	3,003	540
General and administrative expense	5,720	1,973	15,850	6,483
Total stock-based compensation expense	$10,934	$3,526	$30,541	$9,557
(a)    Weighted average basic and diluted shares outstanding for the three and nine months ended September 30, 2020 reflect Vimeo's outstanding shares immediately after the completion of Vimeo's separation from the remaining businesses of IAC/InterActiveCorp. Approximately 4.9 million common shares outstanding have been excluded from the computation of shares outstanding for EPS purposes because they are subject to satisfaction of certain vesting conditions that can be found in our filings. For additional information on the separation, see the registration statement on Form S-1 of Vimeo, Inc. filed with the SEC on May 26, 2021.

VIMEO, INC. CONSOLIDATED BALANCE SHEET
($ in thousands)
	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$340,618	$110,011
Accounts receivable, net	16,649	12,785
Prepaid expenses and other current assets	16,256	7,932
Total current assets	373,523	130,728

Leasehold improvements and equipment, net	3,035	3,321
Goodwill	219,337	219,337
Intangible assets with definite lives, net	6,328	10,854
Other non-current assets	18,243	6,839
TOTAL ASSETS	$620,466	$371,079

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Accounts payable, trade	$13,300	$3,324
Promissory note due on demand—related party	—	44,565
Deferred revenue	168,169	137,436
Accrued expenses and other current liabilities	52,066	47,432
Total current liabilities	233,535	232,757

Long-term debt—related party	—	50,000
Other long-term liabilities	7,606	3,242

Commitments and contingencies

SHAREHOLDERS' EQUITY:
Common stock	1,558	—
Class B common stock	94	—
Class A Voting common stock of Vimeo OpCo	—	837
Class B Non-Voting common stock of Vimeo OpCo	—	663
Preferred stock	—	—
Additional paid-in-capital	689,483	366,676
Accumulated deficit	(311,753)	(283,009)
Accumulated other comprehensive loss	(57)	(87)
Total shareholders' equity	379,325	85,080
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$620,466	$371,079

VIMEO, INC. CONSOLIDATED STATEMENT OF CASH FLOWS
($ in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(11,665)	$(9,807)	$(28,744)	$(44,843)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	10,934	3,526	30,541	9,557
Amortization of intangibles	1,055	6,613	4,526	12,651
Depreciation	297	106	597	266
Provision for credit losses	222	(76)	502	1,546
Gain on the sale of an asset	66	(288)	(10,151)	(288)
Other adjustments, net	(98)	745	442	3,131
Changes in assets and liabilities:
Accounts receivable	(1,442)	(1,968)	(6,690)	(8,723)
Prepaid expenses and other assets	784	(800)	(5,316)	(2,664)
Accounts payable and other liabilities	5,357	754	8,383	1,833
Deferred revenue	3,929	10,095	33,500	46,621
Net cash provided by operating activities	9,439	8,900	27,590	19,087
Cash flows from investing activities:
Capital expenditures	(87)	(271)	(302)	(704)
Proceeds from the sale of an asset	94	288	7,862	288
Other, net	—	—	—	98
Net cash provided by (used in) investing activities	7	17	7,560	(318)
Cash flows from financing activities:
Proceeds from sale of common stock, net of fees	—	—	299,750	—
Principal payments on related-party debt	—	(27,604)	(94,565)	(35,457)
Proceeds from issuance of related-party debt	—	28,600	—	28,600
Deferred financing costs	—	—	(1,440)	—
Withholding taxes paid related to equity awards	(761)	(43)	(8,942)	(1,132)
Proceeds from exercise of stock options	902	—	906	—
Other, net	—	—	—	—
Net cash provided by (used in) financing activities	141	953	195,709	(7,989)
Total cash provided	9,587	9,870	230,859	10,780
Effect of exchange rate changes on cash and cash equivalents and restricted cash	11	(14)	(46)	(46)
Net increase in cash and cash equivalents and restricted cash	9,598	9,856	230,813	10,734
Cash and cash equivalents and restricted cash at beginning of period	331,252	2,841	110,037	1,963
Cash and cash equivalents and restricted cash at end of period	$340,850	$12,697	$340,850	$12,697

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

($ in millions; rounding differences may occur)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of gross profit:
GAAP Gross profit	$74.9	$52.3	$209.6	$135.3
% of Revenue	75%	70%	73%	68%
Add back: Stock-based compensation expense	0.2	—	0.3	0.1
Non-GAAP Gross Profit	$75.1	$52.3	$210.0	$135.4
% of Revenue	75%	70%	74%	68%

Reconciliation of operating expenses:
GAAP Research and development expense	$26.7	$16.5	$75.2	$48.0
% of Revenue	27%	22%	26%	24%
Less: Stock-based compensation expense	3.9	1.3	11.3	2.5
Non-GAAP Research and development expense	$22.8	$15.2	$63.9	$45.5
% of Revenue	23%	20%	22%	23%

GAAP Sales and marketing expense	$37.8	$25.6	$110.1	$77.3
% of Revenue	38%	34%	39%	39%
Less: Stock-based compensation expense	1.2	0.2	3.0	0.5
Non-GAAP Sales and marketing expense	$36.6	$25.4	$107.1	$76.7
% of Revenue	37%	34%	38%	38%

GAAP General and administrative expense	$20.6	$11.0	$56.6	$34.1
% of Revenue	21%	15%	20%	17%
Less: Stock-based compensation expense	5.7	2.0	15.9	6.5
Non-GAAP General and administrative expense	$14.9	$9.0	$40.8	$27.7
% of Revenue	15%	12%	14%	14%

Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(11.7)	$(9.8)	$(28.7)	$(44.8)
Add back:
Income tax (benefit) provision	—	0.2	0.4	0.7
Other expense (income) , net	0.1	(0.1)	(10.2)	0.1
Interest expense–related party	—	2.2	0.7	7.0
Interest expense	0.1	—	0.3	—
Operating loss	(11.5)	(7.5)	(37.4)	(37.1)
% of Revenue	(12)%	(10)%	(13)%	(19)%
Add back:
Stock-based compensation expense	10.9	3.5	30.5	9.6
Depreciation	0.3	0.1	0.6	0.3
Amortization of intangibles	1.1	6.6	4.5	12.7
Adjusted EBITDA	$0.8	$2.7	$(1.8)	$(14.6)
% of Revenue	1%	4%	(1)%	(7)%

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

($ in millions except per share data; shares in thousands; rounding differences may occur)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of net loss to Adjusted Net Income (Loss):
Net loss	$(11.7)	$(9.8)	$(28.7)	$(44.8)
% of Revenue	(12)%	(13)%	(10)%	(22)%
Add back:
Stock-based compensation expense	10.9	3.5	30.5	9.6
Depreciation	0.3	0.1	0.6	0.3
Amortization of intangibles	1.1	6.6	4.5	12.7
Income tax effects related to non-GAAP adjustments	—	—	—	—
Adjusted Net Income (Loss)	$0.6	$0.4	$6.9	$(22.4)
% of Revenue	1%	1%	2%	(11)%

Reconciliation of diluted loss per share to Adjusted EPS:
Diluted loss per share	$(0.07)	$(0.06)	$(0.18)	$(0.28)
Add back:
Stock-based compensation expense	0.07	0.02	0.19	0.06
Depreciation	—	—	—	—
Amortization of intangibles	0.01	0.04	0.03	0.08
Income tax effects related to non-GAAP adjustments	—	—	—	—
Adjusted EPS	$—	$—	$0.04	$(0.14)
Diluted weighted average shares	160,064	159,381	159,624	159,381

Computation of Free Cash Flow:
Net cash provided by operating activities	$9.4	$8.9	$27.6	$19.1
Less: Capital expenditures	(0.1)	(0.3)	(0.3)	(0.7)
Free Cash Flow	$9.4	$8.6	$27.3	$18.4

PRINCIPLES OF FINANCIAL REPORTING

Vimeo has provided in this press release certain non-GAAP financial measures, including Adjusted EBITDA, non-GAAP gross profit, non-GAAP operating expenses, Adjusted net income (loss), Adjusted EPS and free cash flow, to supplement our financial information presented in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Vimeo's financial results with other companies in its industry, many of which present similar non-GAAP financial measures. However, our presentation of these non-GAAP financial measures may differ from the presentation of similarly titled measures by other companies. Adjusted EBITDA is the metric on which our internal budgets are based and also the metric by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Vimeo endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. We encourage investors to examine the reconciling adjustments between the GAAP and corresponding non-GAAP measure, which are included in this release. Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable, and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items ("Adjusted EBITDA Non-GAAP Adjustments") are excluded from our Adjusted EBITDA measure because these items are non-cash in nature. Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.

Non-GAAP gross profit excludes the effect of stock-based compensation included in Cost of revenue.

Non-GAAP operating expenses include Non-GAAP Research and development expense, Non-GAAP Sales and marketing expense, and Non-GAAP General and administrative expense. These Non-GAAP operating expenses exclude the effect of stock-based compensation expense included in their respective expense items.

Adjusted Net Income (Loss) and Adjusted EPS exclude the effect of the Adjusted EBITDA Non-GAAP Adjustments, as well as the related income tax effects. Adjusted EPS is calculated by dividing Adjusted net income by the Diluted weighted average shares outstanding used in the computation of net loss per share.

Free Cash Flow is defined as net cash used in operating activities less cash used for capital expenditures. We believe Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash.

Non-Cash Expenses That Are Excluded From Non-GAAP Measures

Stock-based compensation expense consists of expense associated with the grants of Vimeo stock appreciation rights ("SARs"), including performance-based SARs, restricted stock awards, and restricted stock units. These expenses are not paid in cash and we view the economic costs of stock-based awards to be the dilution to our share base; we also consider the dilutive impact of the stock-based awards in GAAP diluted earnings per share, to the extent such impact is dilutive. Equity awards are generally settled on a gross basis in shares of Vimeo common stock such that individual award holders will pay their withholding tax obligation, generally by selling shares of Vimeo common stock (including a portion of the shares received in connection with the applicable exercise).

Depreciation is a non-cash expense relating to our leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer relationships, technology and trade names, are valued and amortized over their estimated lives. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairments of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Gains and losses recognized on changes in the fair value of contingent consideration arrangements are accounting adjustments to report contingent consideration liabilities at fair value. These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or the ongoing cost of doing business.

Metric Definitions

Gross Margin – Revenue less cost of revenue, divided by revenue.

Subscribers – The number of users who have an active subscription to one of Vimeo’s paid plans measured at the end of the relevant period. Vimeo counts each account with a subscription plan as a subscriber. In the case of enterprise customers who maintain multiple accounts across Vimeo’s platforms as part of a single enterprise subscription plan, Vimeo counts only one subscriber. Vimeo does not count team members who have access to a subscriber’s account as additional subscribers.

Average Subscribers – The sum of the number of Subscribers at the beginning and at the end of the relevant measurement period divided by two.

Average Revenue per User (“ARPU”) – The annualized revenue for the relevant period divided by Average Subscribers. For periods that are less than a full year, annualized revenue is calculated by dividing the revenue for that particular period by the number of calendar days in the period and multiplying this value by the number of days in that year.

Enterprise Customers – Subscribers who purchase plans through contact with our sales force.

OTHER INFORMATION

Cautionary Statement Regarding Forward-Looking Information

This press release and the Vimeo livestream which will be held at 8:30 a.m. Eastern Time on November 4, 2021, contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "will," "may," "could," "should," "would," "anticipates," "estimates," "expects," "plans," "projects," "forecasts," "intends," "targets," "seeks" and "believes," as well as variations of these words or comparable words, among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to Vimeo's expectations regarding future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, including statements attributable to our Chief Executive Officer. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions. Actual results could differ materially from those contained in or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the risks inherent in Vimeo's separation from IAC, completed on May 25, 2021, the risks that the anticipated benefits from the separation will not be realized, changes in the regulatory landscape, including, in particular, changes in laws that might increase the liability of online intermediaries for user-generated content, reputational damage caused by problematic user content or our decisions to remove (or not remove) it; changes in policies implemented by third party platforms upon which we rely for traffic and distribution of mobile apps, increased competition in the online video category, our ability to convert visitors into uploaders and uploaders into paying subscribers, our ability to retain paying subscribers by maintaining and improving our value proposition, our ability to provide video storage and streaming in a cost-effective manner, our ability to successfully attract enterprise customers, our ability to protect sensitive data from unauthorized access, the integrity, quality, scalability and redundancy of our systems, technology and infrastructure (and those of third parties with which we do business), our ability to successfully operate in and expand into additional international markets, our ability to adequately protect our intellectual property rights and not infringe the intellectual property rights of third parties, foreign exchange currency rate fluctuations, the impact of the COVID-19 pandemic on our business, adverse changes in economic conditions, the possibility that our historical consolidated and combined results may not be indicative of our future results and the other factors set forth in the section titled "Risk Factors" in our Registration Statement on Form S-1 filed with the SEC on May 26, 2021 as they may be updated by our periodic reports subsequently filed with the SEC. Other unknown or unpredictable factors that could also adversely affect Vimeo’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Vimeo’s management as of the date of this communication. Vimeo does not undertake to update these forward-looking statements.

About Vimeo

Vimeo is the world's leading all-in-one video software solution. Our platform enables any professional, team, and organization to unlock the power of video to create, collaborate and communicate. We proudly serve our growing community of over 230 million users — from creatives to entrepreneurs to the world's largest companies. Learn more at www.vimeo.com.

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